                                                                    EXHIBIT 22.1



                           SUBSIDIARIES OF THE COMPANY


NAME OF SUBSIDIARY                   STATE OF INCORPORATION         PERCENTAGE OWNED
------------------                   ----------------------         ----------------
Commodore Applied
  Technologies, Inc                  Delaware                       69.3%

Commodore Advanced+
  Sciences, Inc.                     Delaware                       69.3%

Commodore Separation++
  Technologies, Inc.                 Delaware                       60.3%**

Commodore CFC+
  Technologies, Inc.                 Delaware                       69.3%

CFC Technologies, Inc.+              Ohio                           69.3%

Advanced Sciences, Inc.*             New Mexico                     69.3%

A.S. Environmental, Inc.*            Delaware                       69.3%

Commodore Laboratories, Inc.*        Ohio                           69.3%

Commodore Remediation
  Technologies, Inc.*                Delaware                       69.3%

Commodore Governmental
  Environmental
  Technologies, Inc.*                Delaware                       69.3%

Commodore Technologies, Inc.*        Ohio                           69.3%

Sandpiper Properties, Inc.*          Ohio                           69.3%

Commodore Refrigerant
  Technologies, Inc.                 Delaware                       69.3%


 + Wholly owned subsidiary of Commodore Applied Technologies, Inc.

++ 87% owned subsidiary of Commodore Applied Technologies, Inc.

 * Wholly owned subsidiary of Commodore Advanced Sciences, Inc.

** Represents the Company's 69.3% beneficial ownership of 87.0% of Separation.